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                                                            Exhibit 10.10


                          STOCK PURCHASE AGREEMENT
                          ------------------------

                       Dated as of December 29, 1999


AMONG

ACTIVCARD: S.A., a French SOCIETE ANONYME with a capital of 198,468,012.50 French Francs having its head offices at 24 avenue du General de Gaulle, 98150 Suresnes, France.

AND

BUSINESS BRAIN SHOW A-OTA INC. (hereinafter referred to as "BUSINESS BRAIN SHOWA-OTA INC."), a company incorporated in Japan having its head offices at 2-2-3 Uchisaiwai-Cho, Chiyodaku, Tokyo, 100-0011.

Hereinafter referred to as, together or individually, respectively, the "Parties" or the "Party".

WITNESSETH:
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1.   On December 16, 1999, the Board of Directors of ActivCard (the "Board")
    unanimously resolved in favor of proposing to a shareholders' meeting to be held in February 9, 2000, among other things, an opening of ActivCard's shareholding to private investors, including BUSINESS BRAIN SHOWA-OTA INC.

2. The main terms of the resolution submitted to the shareholders' meeting for approval provide for a capital increase reserved for BUSINESS BRAIN SHOWA-OTA INC. in the amount of FRF 728,437.50, represented by 116,550 new shares of ActivCard, it being understood by the Board that BUSINESS BRAIN SHOWA-OTA INC. intends to subscribe all these shares as a strategic investment and not with the aim to resell the shares upon subscription of the capital increase.

3. Subject to the terms and conditions contained herein, it is the intention of BUSINESS BRAIN SHOWA-OTA INC. to subscribe from ActivCard 116,550 new ActivCard shares at a price per share equal to US$ 17.16 (to be issued subject to the shareholder approval described in paragraph 1).

THE PARTIES HAVE AGREED AS FOLLOWS:
-----------------------------------

1.  AGREEMENT
    ---------

Subject to the terms and conditions set forth herein, BUSINESS BRAIN SHOWA-OTA INC. hereby agrees to subscribe from ActivCard, and ActivCard hereby agrees to issue to BUSINESS BRAIN SHOWA-OTA INC., 116,550 new ActivCard shares (the "Shares") at a price equal to US$ 17.16 per share corresponding to the arithmetic average of the 10 consecutive trading prices for the shares on Easdaq from November 25 to December 8, 1999. BUSINESS BRAIN SHOWA-OTA INC. will pay US $1,999,998.00 (the "Subscription Price") to ActivCard by wire transfer to the account of ActivCard on or before the Closing Date (as defined below) and upon receipt of such funds ActivCard will issue or cause to issue the Shares to BUSINESS BRAIN SHOWA-OTA INC., such issuance to be evidenced by an inscription in the share register of ActivCard held by Paribas, on behalf of the company. Account details of ActivCard will be provided at least five days prior to the Closing Date.

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2.  CONDITION PRECEDENT

The obligations of ActivCard and BUSINESS BRAIN SHOWA-OTA INC. set forth in
Section 1 hereof shall be subject to the condition that the shareholders of ActivCard shall approve the above-described capital increase in favor of BUSINESS BRAIN SHOWA-OTA INC. in substantially the form of the resolution recommended by the Board of Directors of ActivCard on December 16, 1999, copies of which resolution are attached hereto.

3.  REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1 REPRESENTATIONS AND WARRANTIES OF ACTIVCARD

ActivCard represents and warrants to BUSINESS BRAIN SHOWA-OTA INC. that as of the date of execution of this Agreement and the Closing Date the execution and performance of this Agreement by it does not conflict with or violate the rights of any third party which would create any significant liability.

3.2 REPRESENTATIONS AND WARRANTIES OF BUSINESS BRAIN SHOWA-OTA INC.

BUSINESS BRAIN SHOWA-OTA INC. represents and warrants to ActivCard that as of the date of execution of this Agreement and the Closing Date:

- its execution of this Agreement and its performance hereunder are fully authorized by all necessary corporate procedures and do not conflict with, or constitute a violation of, any right of any third party under any contract with BUSINESS BRAIN SHOWA-OTA INC.;

- it is purchasing the Shares for its own account for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act") and it has no present intention, agreement or arrangement to resell, assign, transfer, pledge or otherwise dispose of all or any part of the Shares;

- it has been furnished with a draft of ActivCard's Registration Statement on Form F-1 (the "Registration Statement") and has carefully reviewed the Registration Statement and understands the risks of, and other considerations relating to, a purchase of Shares, including, but not limited to, the risks set forth under "Risk Factors" in the Registration Statement and in addition to the Registration Statement has had access to such financial and other information concerning ActivCard and the Shares as it has deemed necessary in connection with the decision to purchase any of the Shares, including an opportunity to ask questions of and request information from ActivCard;

- it understands and agrees that the offering and the sale of the Shares hereunder is intended to be exempt from registration under the Securities Act pursuant to Rule 904 under Regulation S of the Securities Act and ActivCard's reliance on such exemption is based in part upon the representations of BUSINESS BRAIN SHOWA-OTA INC. made hereunder;

- it has not distributed the Registration Statement to anyone and no one except BUSINESS BRAIN SHOWA-OTA INC. has used the Registration Statement, and it has not made any copies thereof;

- it understands and agrees that the Shares may not be transferred or resold except as permitted under the Securities Act and the applicable state securities laws of any state or other jurisdiction (domestic or foreign), pursuant to registration or exemption therefrom;

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- it understands and agrees that the Shares have not been recommended by any securities commission or regulatory authority of the federal government of the United States of America or any state thereof or any other governmental authority (domestic or foreign). Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of the Registration Statement. Any representation to the contrary is a criminal offense;

- it understands that none of the Shares has been registered under the Securities Act or any securities or "Blue Sky" laws of any state or other jurisdiction (domestic or foreign);

- it has such knowledge and experience in financial and other matters as to be capable of evaluating the merits and risks of an investment in the Shares and has not relied on others in connection with evaluating such risks of such investment and is able to bear the complete loss of an investment in the Shares;

- it is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or represented at any seminar or meeting, or any allocation of a subscription by a person other than a representative of ActivCard;

- it is not relying on ActivCard with respect to the legal, tax or other considerations with respect to an investment in the Shares;

- it is not a U.S. person (as that term is defined in Rule 902 under Regulation S of the Securities Act).

3.3  COVENANT OF BUSINESS BRAIN SHOWA-OTA INC.

BUSINESS BRAIN SHOWA-OTA INC. agrees and understands that:

- the Shares have not been, and shall not be, registered under the provisions of the U.S. SECURITIES ACT of 1933, as amended (the "SECURITIES ACT"), and may not be offered or sold unless either they are subsequently registered under the Securities Act or an exemption from such registration is available;

- it will inform any contemplated purchaser for the shares of the above-mentioned restrictions;

- it shall indemnify and hold harmless ActivCard or any of its officers, employees, directors and agents from and against any and all losses, liabilities and expenses for which ActivCard and any of its officers, employees, directors or agents from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of BUSINESS BRAIN SHOWA-OTA INC. contained in this agreement.

BUSINESS BRAIN SHOWA-OTA INC. further agrees that, in connection with the public offering of ActivCard shares of American Depositary Shares, it will be subject to a customary lock-up provision that will be required by the underwriters or pursuant to any applicable securities regulations and, as a minimum, it will be prevented from selling or transferring its shares for a period at least equal to six months from the date of such initial public offering.

4.  PUBLIC DISCLOSURE

Each party hereto recognizes that ActivCard will publicly disclose the terms of this agreement in connection with a possible public offering of the ordinary Shares of ActivCard or American Depositary Shares or to comply with Easdaq regulations.

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5.   MISCELLANEOUS

5.1  Closing Date

The Parties agree that, except as otherwise agreed, the day for closing the transaction shall be the 16th of February 2000 (seven days from the date of the shareholders' meeting referred above) (the "Closing Date").

5.2  Notice

(1) Any information, notice or communication between the Parties hereto shall be made in writing with acknowledgment of receipt (letter, telegram, fax, etc.) to the addressees of the Parties mentioned below, or to any other address which may be notified by one Party to the other.

- For: ActivCard: 6531 Dumbarton Circle, Fremont, CA 94555 USA; attention, George R. Wikle, Chief Financial Officer Tel.: +1.510.574.0100;

- for: BUSINESS BRAIN SHOWA-OTA INC.: 2-2-3 Uchisaiwai-cho, Chiyodaku, Tokyo, 100-0011; attention, Hidenori Horiuchi, President
     Tel.: 81.3.3595.1581.

The date of notification shall be deemed to be the date of receipt of the document, as determined by the acknowledgment of receipt. Where there is no acknowledgment of receipt, the date at which the document is presented shall be deemed to constitute the date of notification.

(2) This Agreement and its attachments contain the complete and definitive expression of the Parties' intent. They represent the totality of the understanding that has been reached and supersede all prior agreements relating to the subject matter of this Agreement.

6.   APPLICABLE LAW--JURISDICTION

The laws of the Republic of France shall govern this agreement.

In case of disagreement, the Parties shall submit such disagreement to their respective management, which shall attempt to find an amicable solution, within thirty (30) days of notification of such request by a Party.

The Parties agree to submit all disputes in connection with or arising out of the validity, interpretation, performance, termination or annulment of this Agreement to an accredited arbitrator satisfactory to both parties.

Executed at __________________________________, this 29 day of December, 1999, in two (2) original copies.

For:    ACTIVCARD                        For:    BUSINESS BRAIN SHOWA-OTA INC.
        /s/ George R. Wikle                      /s/ Hidenori Horiuchi
Name:   George R. Wikle                  Name:   Hidenori Horiuchi

Title:  Chief Financial Officer          Title:  President

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